[EXHIBIT 10ss TO COLONIAL GAS COMPANY
              10-K FOR YEAR ENDED DECEMBER 31, 1996]


                   SERVICE AGREEMENT #NO1733
                         (FST Service)

     AGREEMENT made this 12th day of April, 1996, by and between NATIONAL FUEL GAS SUPPLY CORPORATION, hereinafter called
"Transporter" and COLONIAL GAS COMPANY, hereinafter called "Shipper."

     WHEREAS, Shipper has requested that Transporter has transport natural gas; and

     WHEREAS, Transporter has agreed to provide such transportation for Shipper subject to the terms and conditions hereof.

     WITNESSETH, That, in consideration of the mutual covenants herein contained, the parties hereto agree that Transporter will transport for Shipper, on a firm basis, and Shipper will furnish, or cause to be furnished, to Transporter natural gas for such transportation during the term hereof, at the prices and on the terms and conditions hereinafter provided.

                           ARTICLE I

                          Quantities

     Beginning on the date on which deliveries of gas are commenced hereunder and thereafter for the remaining term of this Agreement, and subject to the provisions of Transporter's FST
Rate Schedule, Transporter agrees to transport for Shipper up to the following quantities of natural gas:

Contract Maximum Daily Injection Transportation Quantity (MDITQ) of 4,652 Dekatherms (Dth)

Contract Maximum Daily Withdrawal Transportation Quantity (MDWTQ) of 6,203 Dekatherms (Dth)

                          ARTICLE II

                             Rate

     Unless otherwise mutually agreed in a written amendment to this Agreement for the service provided by Transporter hereunder, Shipper shall pay Transporter the maximum rate provided under Rate Schedule FST set forth in Transporter's effective FERC Gas Tariff. In the event that Transporter places on file with the Federal Energy Regulatory Commission ("Commission") another rate schedule which may be applicable to transportation service rendered hereunder, then Transporter, at its option, may from and after the effective date of such rate schedule, utilize such rate schedule in performance of this Agreement. Such a rate schedule (s) or superseding rate schedule (s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement. Transporter shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule (s), or to propose, file, and make effective superseding rate schedule, for the purpose of changing the rate, charges, and other provisions thereof effective as to Shipper.

     Shipper does not hereby waive its right to protest or contest the aforementioned filings.

                          ARTICLE III

                       Term of Agreement

     This Agreement shall be effective as of the effective date of an amendment to the Underground Storage Service Agreement between Transporter and Shipper, pursuant to Transporter's Rate Schedule SS-1, that reduces the Annual Storage Volume thereunder from 2,000,000 Mcf to 1,098,350 Mcf. This Agreement shall continue in effect until March 31, 2000 [BY 12/1/96 AMENDMENT; PREVIOUSLY, "MARCH 31, 1998"], and shall continue in effect from year to year thereafter until terminated by either Transporter or Shipper upon not less than 12 months' prior written notice to the other specifying as a termination date the end of such period or any subsequent anniversary thereof.

                          ARTICLE IV

                Points of Receipt and Delivery

     The primary injection receipt point (s) and the primary withdrawal delivery point (s) shall be the pipeline interconnection of Transporter's Line EC-1 with the interstate transmission facilities of Tennessee Gas Pipeline Company
("Tennessee") (known as Andrews Settlement) and/or other facilities of Transporter near Transporter's Ellisburg Station in Potter County, Pennsylvania.

     The primary injection delivery point (s) and the primary withdrawal receipt point (s) shall be Transporter's System
Storage.

                           ARTICLE V

        Gas Pressures at Points of Receipt and Delivery

      The gas received by Transproter at the primary injection receipt point (s) shall be at the pressure at which Transporter or Tennessee is operating its Facilities, but not less than 400 psig, and upon redelivery to or for the account of Shipper at the primary withdrawal delivery point (s) shall be at pipeline pressures suitable for delivery into Tennessee's or Transporter's system, as the case may be; provided that Transporter shall no be obligated to deliver gas at a pressure in excess of 1,000 psig.

                          ARTICLE VI

        Incorporation By Reference of Tariff Provisions

     To the extent not inconsistent with the terms and conditions of this agreement, the provisions of Rate Schedule FST, or any effective superseding rate schedule or otherwise applicable rate schedule, including any provisions of the General Terms and Conditions incorporated therein, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference.

                          ARTICLE VII

                         Miscellaneous

     1. No charge, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto, and no course of dealing between the parties shall be construed to alter the terms hereof, except as expressly stated herein.

     2. No waiver by any party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any other default or defaults, whether of a like or of a different character.

     3.	 Any company which shall succeed by purchase, merger
or consolidation of the gas related properties, substantially as an entirety, of Transporter or of Shipper, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement. Either party may, without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to a company with which it is affiliated, but otherwise, no assignment of this Agreement or of any of the rights or obligations hereunder shall be made unless there first shall have been obtained the consent thereto in writing of the other party. Consent shall not be unreasonably withheld.

     4. Except as herein otherwise provided, any notice, request, demand, statement or bill provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and shall be considered as duly delivered when mailed by registered or certified mail to the Post Office address of the parties hereto, as the case may be, as follows:

		Transporter:	National Fuel Gas Supply Corporation
				Gas Supply - Transportation
				10 Lafayette Square
				Buffalo, New York 14203

		Shipper:	Colonial Gas Company
				40 Market Street
				Lowell , Massachusetts 01853
				Attn.:	John P. Harrigton
					Senior Vice President, Gas Supply

or at such other address as either party shall designate by formal written notice. Routine communications, including monthly statements, shall be considered as duly delivered when mailed by either registered, certified, or ordinary mail, electronic communication, or telecommunication.

     5. This Agreement and the respective obligations of the parties hereunder are subject to all present and future valid laws, orders, rules and regulations of constituted authorities having jurisdiction over the parties, their functions or gas supply, this Agreement or any provision hereof. Neither party shall be held in default for failure to perform hereunder if such failure is due to compliance with laws, orders, rules or regulations of any such duly constituted authorities.

     6.	 The subject headings of the articles of this
Agreement are inserted for the purpose of convenient reference and are not intended to be a part of he Agreement nor considered in any interpretation of the same.

     7.	 No presumption shall operate in favor of or against
either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

     8.	 The interpretation and performance of this
Agreement shall be in accordance with the laws of the State of Pennsylvania, without recourse to the law regarding the conflict of laws.

     The parties hereto have caused this Agreement to be signed by their duly authorized personnel the day and year first above written.


				NATIONAL FUEL GAS SUPPLY CORPORATION
					(Transporter)


				____William A. Ross__________________________
					Vice President

				COLONIAL GAS COMPANY

				(Shipper)

                                 ____John P. Harrington_____________________

				Senior Vice President - Gas Supply



                            AMENDMENT I

            Amendment to FSS Service Agreement # 001734
                 and FST Service Agreement #N01733

                            between

	NATIONAL FUEL GAS SUPPLY CORPORATION ("TRANSPORTER") AND

		COLONIAL GAS COMPANY ("SHIPPER")

			EFFECTIVE MAY 1, 1996

1. The rates to be charged to Shipper under the above-referenced agreements shall be calculated to recover the revenues that would have been collected from the Shipper had the Shipper entered into a new SS-2 Service Agreement for an Annual Storage Volume of 901,650 Mcf. To arrive at rates that recover such revenues, Transporter shall discount the following components, only as necessary, in the following sequence:

		FSS GRI Reservation
		FST GRI Reservation
		FSS GRI Commodity
		FST GRI Commodity
		FSS Injection/Withdrawal
		FSS Storage Capacity
		FSS Storage Demand

As of the effective date of this Amendment, the rates to be charged under the above-captioned Agreements are as follows:

                              FSS
                          (Dth basis)
		Storage Demand		$2.1556
		Storage Capacity	$0.0413
		Injection		$0.0000
		Withdrawal		$0.0000
		ACA Commodity		$0.0022
		GRI Reservation		$0.0000
		GRI Commodity		$0.0000

                              FST
                          (Dth basis)
		Reservation		$3.5637
		Gathering Surcharge
			-Reservation	$0.1486
		Commodity		$0.0064
		ACA Commodity		$0.0022
		GRI Reservation		$0.0000
		GRI Commodity		$0.0000

The attached table shows the methodology used to arrive at the rates set forth above. If the rates under Rate Schedule SS-2, FSS or FST change during the term of these agreements, the rates shown above shall be adjusted, using the same methodology as that shown on the attached table. This methodology shall continue to be used to determine the rates applicable to Shipper even if Transporter places on file with the Federal Energy Regulatory Commission a superseding rate schedule, as described in Article II of the FSS and FST Service Agreement, and elects to utilize such superseding rate schedule in performance of the services governed by such agreement.

2. Tranporter shall retain the full Surface Operating Allowance under the FSS Rate Schedule. With respect to the service provided under the FST Rate Schedule, no fuel, loss and company-use retention shall be applied to quantities transported between the primary points set forth in the service agreement, or between the primary injection delivery point or primary withdrawal receipt point and the following secondary points:

		Tennessee at Ellisburg		Meter 020527
		Transco at Wharton		Meter 6325
		CNG at Ellisburg		Meter 41202
		TransCanada at Niagara		Meter 010902
		Texas Eastern at Bristoria	Meter 70015

Otherwise, the full fuel, loss and company-use retention shall be applied.

			NATIONAL FUEL GAS SUPPLY CORPORATION


			____William A. Ross_____________
			By:_____________________________
			Title:___Vice President_________

			COLONIAL GAS COMPANY


			____John P. Harrington__________
			By:_____________________________
			Title:__Senior_Vice President__
			        -Gas Supply



                      Colonial Gas Rates

		Capacity 		930,450 Dth
		Deliverability		6,203 Dth/day

				SS-2

SS-2 or FSS: 		Rate 		Annual Cost

Storage Demand 		$8.1470 	$606,430
Storage Capacity 	$0.0260		$290,300
Injection 		$0.0106 	$9,863
Withdrawal 		$0.0106 	$9,863
Surface operating
allowance charge 	$0.0106 	$276
ACA commodity		$0.0000
GRI reservation 	$0.0000
GRI commodity $0.0000

FST:

Reservation
Gathering surcharge reservation
Commodity
ACA commodity
GRI Resrcation
GRI commodity

TOTAL ANNUAL COSTS 			$916,732

UNIT RATE (per Dth) 			$0.9853


				Maximum FSS/FST

SS-2 or FSS:		Maximum Rate	Annual Cost

Storage Demand		$2.1556		$160,454
Storage Capacity	$0.0432		$482,345
Injection		$0.0139		$12,933
Withdrawal		$0.0139		$12,933
Surface operating
allowance charge
ACA commodity		$0.0022		$2,047
GRI reservation		$0.0000
GRI commodity		$0.0000

FST:

Reservation		$3.5637		$265,268
Gathering surcharge
reservation		$0.1486		$11,061
Commodity		$0.0064		$11,910
ACA commodity		$0.0022		$4,094
GRI Reservation		$0.0000
GRI commodity		$0.0000

TOTAL ANNUAL COST			$963,046

UNIT RATE (per Dth)			$1.0350


				Discounted FSS/FST

SS-2 or FSS:		Rate		Annual Cost

Storage Demand		$2.1556		$160,454
Storage Capacity	$0.0432		$461,131
Injection		$0.0000		$0
Withdrawal		$0.0000		$0
Surface operating
allowance charge
ACA commodity		$0.0022		$2,047
GRI reservation		$0.0000
GRI commodity		$0.0000

FST:

Reservation		$3.5637		$265,268
Gathering surcharge
reservation		$0.1486		$11,061
Commodity		$0.0064		$11.910
ACA commodity		$0.0022		$4,094
GRI Reservation
GRI commodity

TOTAL ANNUAL COSTS			$915,965

UNIT RATE (per Dth)			$0.9844



                       [END OF EXHIBIT 10ss]